Exhibit 3.1

POWER OF ATTORNEY

Know all by these presents that the undersigned hereby constitutes and appoints Donald R. Reynolds, with full power of substitution, the undersigned's true and lawful attorney-in-fact to: (1) execute for and on behalf of the undersigned, in the undersigned’s capacity as a duly authorized representative of Palladium Holdings Pty Ltd (the “Company”), Forms ID, CB and D (and any amendments thereto), requisite filings with any states of the United States of America (the “Blue Sky Filings”) and Update Passphrase Acknowledgement (and any amendments thereto) in accordance with Regulation D under the Securities Act of 1933 (the “1933 Act”); and (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms CB and D, including, but not limited to, executing a Form ID or an acknowledgement to convert the Company as a paper only filer to an electronic filer, and to file timely such Forms CB and D with the United States Securities and Exchange Commission and any requisite Blue Sky Filings; and (3) take any other action of any type whatsoever in connection with the foregoing which in the opinion of such attorney-in-fact may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Regulation D under the 1933 Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms CB and D and Blue Sky Filings, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 29 day of July 2020.

PALLADIUM HOLDINGS PTY LTD

By:	/s/ Christopher Hirst
Name:	Christopher Hirst
Title:	Director